Exhibit 3.57

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is September 12, 1996.

4.)	The name of the Corporation immediately prior to filing this Certificate is RX India Corporation.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is RX India, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th day of July, A.D. 2015.

By:	/s/ Cathy LoBosco
Authorized Person

Name:	Cathy LoBosco
Print or Type

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is RX India, LLC.

•	Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip Code 19801.

The name of its Registered agent at such address is The Corporation Trust Company.

•	Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 10th day of July, 2015.

By:	/s/ Cathy LoBosco
Authorized Person(s)

Name:	Cathy LoBosco
Typed or Printed